CONTACTS:
News Release	Investors:
Joe Selner, Chief Financial Officer
920-491-7120
Media:
Jon Drayna, Corporate Communications
920-491-7006

Associated announces 2nd quarter earnings per diluted share of $.60

     GREEN BAY, Wis. — July 21, 2005 — Associated Banc-Corp (NASDAQ: ASBC) earned $.60 per diluted share in the quarter ended June 30, 2005, compared to $.59 per diluted share for the first quarter of 2005, and $.58 per diluted share for second quarter 2004. For the six months ended June 30, 2005, diluted earnings per share were $1.19, up 7.2 percent from $1.11 per diluted share in the same period in 2004.

     For second quarter 2005, return on average assets (ROAA) was 1.52 percent, return on average equity (ROAE) was 15.41 percent and book value per share was $15.77, compared to 1.54 percent, 15.52 percent, and $15.61, respectively, for the first quarter of 2005. Comparatively, for second quarter 2004 ROAA was 1.67 percent, ROAE was 18.87 percent, and book value per share was $12.53. For the first half of 2005, ROAA was 1.53 percent and ROAE was 15.47 percent, compared to 1.62 percent and 18.12 percent, respectively, for the six months ended June 30, 2004.

     “Our second quarter results reflect solid loan growth, core fee income growth, and asset quality that remains strong. We are aggressively managing our costs in a challenging rate and competitive pricing environment,” Associated President and CEO Paul Beideman said.

     Associated’s acquisition of First Federal Capital Corp on Oct. 29, 2004 affects comparisons between the years, as 2005 results include the balance sheet and operations of the $4 billion thrift, while the comparable 2004 periods do not. First Federal’s operations were successfully integrated onto Associated’s systems in February 2005. Additionally, the April 1, 2004 acquisition of Jabas Group, Inc., an employee benefits firm, affects the comparison of retail commission income and noninterest expenses between the year-to-date periods, as only three months of Jabas are included in the first half of 2004. Finally, the changes in net mortgage

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banking income impact the comparison of noninterest income between prior periods, particularly from movements in the value of the mortgage servicing rights (MSR) asset.

     Net income was $78.0 million for the second quarter of 2005. This compares to $77.5 million for the quarter ended March 31, 2005, and $64.5 million for the second quarter of 2004. On a year-to-date basis, net income was $155.5 million, up 25 percent from $124.1 million for the comparable period of 2004.

     Associated’s net interest income for the second quarter of 2005 was $166.7 million, compared to $165.9 million for first quarter 2005, and $131.9 million in the year-earlier quarter. For the first half of 2005, net interest income was $332.6 million, up from $261.0 million for the comparable year-to-date period of 2004. The increase is due predominantly to higher average balance sheet volumes.

     Net interest margin for the second quarter was 3.63 percent, compared to 3.68 percent for first quarter 2005 and 3.80 percent for second quarter 2004. On a year-to-date basis, the net interest margin was 3.65 percent, versus 3.80 percent for the comparable period last year. The trend in the net interest margin is primarily from the impact of the continued flattening of the yield curve, and competitive pricing pressures.

     Period end loans at June 30, 2005 were $14.1 billion, compared to $13.9 billion at March 31, 2005 (up 4 percent on an annualized basis), with loan growth primarily in commercial (up 7 percent annualized) and home equity (up 14 percent annualized). Quarterly average loan balances, a key driver to net interest income, were $14.1 billion for second quarter 2005, up 3 percent annualized compared to first quarter 2005, and up 32 percent between second quarter periods, including the First Federal acquisition.

     Period end deposits at June 30, 2005 were $12.1 billion, down slightly from $12.2 billion at March 31, 2005, primarily from decreases in interest-bearing transaction accounts and other time deposits offset partly by increases in noninterest-bearing demand deposits and institutional CDs. Deposits were up 26 percent over a year earlier, including the acquisition of First Federal. On average, deposits were $12.1 billion for second quarter 2005, compared to $12.4 billion for first quarter (down 9 percent annualized). Between the comparable second quarters, average deposits were up 24 percent.

     “The decline in deposits since March 31, 2005, is primarily from seasonal movements in municipal deposits and lower non-brokered time deposits,” Beideman said. “We are encouraged by the growth in our demand deposits, increasing over 17 percent on an annualized basis since March 31, and by our deposit growth strategies for the second half of 2005.”

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     Asset quality remained steady, with second quarter net charge-offs of $3.6 million, compared to net charge-offs of $2.2 million for first quarter 2005 and $5.6 million for second quarter 2004. For the first half of 2005, net charge-offs were $5.7 million (0.08 percent of average loans), versus $10.7 million (0.20 percent of average loans) for the first half of 2004. The provision for loan losses approximated the related net charge-off levels for each of the comparative quarterly and year-to-date periods. Nonperforming loans at June 30, 2005 were $112.5 million, representing 0.80 percent of loans, compared to $102.9 million or 0.74 percent of loans at March 31, 2005, and 0.81 percent of loans at June 30, 2004. The $9.6 million increase in nonperforming loans since March 31 was predominantly attributable to the addition of one large commercial real estate credit.

     At June 30, 2005, the allowance for loan losses was $190.0 million. The allowance for loan losses to total loans was 1.35 percent and covered 169 percent of nonperforming loans at June 30, 2005, compared to 1.36 percent and 184 percent, respectively, at the end of first quarter 2005, and 1.69 percent and 207 percent, respectively, at June 30, 2004.

     Noninterest income was $68.4 million for second quarter 2005, compared to $71.4 million for first quarter 2005, and $57.9 million for second quarter 2004, with year-to-date noninterest income at $139.8 million or 34 percent higher than the six-month period in 2004. Changes in net mortgage banking income (gross mortgage banking income less MSR expense), particularly from movements in the value of the MSR asset, impact the comparison of noninterest income between the various periods. Excluding net mortgage banking income, noninterest income was $66.1 million for second quarter 2005, up 7 percent over $61.5 million for first quarter 2005, and up 42 percent over $46.5 million for second quarter 2004. For the six months ended June 30, 2005, noninterest income excluding net mortgage banking income was $127.5 million, or 41 percent higher than $90.4 million for the first half of 2004.

     Net mortgage banking income was $2.4 million for second quarter 2005, down $7.5 million from first quarter 2005, and down $9.0 million compared to second quarter 2004. On a year-to-date basis, net mortgage banking income was $12.3 million for 2005, down $1.4 million compared to last year.

     Quarterly MSR expense was impacted primarily by changes in estimated prepayment speeds and related movements in the estimated fair value of the MSR asset. MSR expense of $8.3 million (including a valuation reserve addition of $2.5 million) for second quarter 2005 was $6.5 million higher than first quarter 2005 (which included a valuation recovery of $4.0 million), and was $10.7 million higher than second quarter 2004 (which included a valuation recovery of

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$6.7 million). At June 30, 2005, the net MSR asset was $74.1 million, representing 78 basis points of the $9.48 billion portfolio serviced for others, compared to 82 basis points and 81 basis points at March 31, 2005, and June 30, 2004, respectively.

     Quarterly service charges on deposit accounts of $22.2 million were up 19 percent over first quarter 2005 and up 69 percent over second quarter 2004. Trust service fees of $9.0 million for second quarter 2005 grew 8 percent and 11 percent over first quarter 2005 and second quarter 2004, respectively. Quarterly retail commissions of $15.4 million experienced growth of 5 percent over first quarter 2005 and 17 percent over second quarter 2004.

     Noninterest expense was $116.3 million for second quarter 2005, down $4.9 million (4 percent) versus first quarter 2005, and up $24.3 million (27 percent) over second quarter last year. On a year-to-date basis, noninterest expense was $237.6 million, or 33 percent higher than the comparable six-month period last year.

     Personnel expense was $66.9 million in second quarter 2005, down $6.1 million (8 percent) from first quarter 2005. This was largely due to reduced personnel costs associated with a 5 percent decline in average full time equivalent employees, notably attributable to First Federal cost savings. Personnel expense for second quarter was up $13.3 million (25 percent) over second quarter 2004 which did not include First Federal. All other noninterest expenses combined were $49.4 million for second quarter 2005, up 2 percent over $48.3 million for first quarter 2005.

     The efficiency ratio remained low at under 50 percent for all quarter and year-to-date periods presented.

     “As evidenced by our expense run rates and efficiency ratio, we were successful in achieving our planned cost savings associated with the First Federal acquisition.” Beideman said. “We now look forward to continuing the implementation of our strategic priorities and realizing the potential in our enhanced distribution system.”

     “Given current trends in our business, continued loan growth, and our demonstrated cost control, coupled with a steepening of the yield curve, we anticipate we can meet consensus earnings estimates for 2005,” Beideman added. “However, intense competition for deposits and the challenging revenue environment could negatively impact these results.”

     Aided by an accelerated share buyback in May 2005, Associated repurchased 2.1 million shares of its common stock in the second quarter under all repurchase authorizations, at an average price of $33.10 per share, bringing year-to-date common stock repurchases to 2.5 million

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shares at a $33.05 average price per share. Also, during the second quarter, the company paid a dividend of 27 cents per share, up 8 percent from the year-earlier dividend.

     Associated’s pending acquisition of State Financial Services Corp (Nasdaq: SFSW), a $1.5 billion financial services company based in Milwaukee, is scheduled for vote by State Financial shareholders on August 24, 2005.

     Associated will host a conference call for investors and analysts at 3 p.m. CDT today. The toll-free dial-in number is 877-654-5513. Participants should ask the operator for the Associated Banc-Corp earnings call, or for call ID number 7915708. A taped play-back of the call will be available through July 29 by calling 800-642-1687.

     Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $21 billion. Associated has more than 300 banking offices serving more than 170 communities in Wisconsin, Illinois, and Minnesota. The company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

     Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company’s Annual Report to be filed on
Form 10-K.

Six pages of tables attached.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	June 30,	December 31,		June 30,
(in thousands)	2005	2004	% Change	2004	% Change

Assets
Cash and due from banks	$412,212	$389,311	5.9%	$309,804	33.1%
Interest-bearing deposits in other financial institutions	11,236	13,321	(15.7%)	11,353	(1.0%)
Federal funds sold and securities purchased under agreements to resell	44,325	55,440	(20.0%)	39,245	12.9%
Securities available for sale, at fair value	4,794,983	4,815,344	(0.4%)	3,799,842	26.2%
Loans held for sale	112,077	64,964	72.5%	69,891	60.4%
Loans	14,054,345	13,881,887	1.2%	10,556,603	33.1%
Allowance for loan losses	(190,024)	(189,762)	0.1%	(177,980)	6.8%

Loans, net	13,864,321	13,692,125	1.3%	10,378,623	33.6%
Premises and equipment	179,667	184,944	(2.9%)	129,401	38.8%
Goodwill	679,993	679,993	0.0%	232,528	192.4%
Intangible assets	113,010	119,440	(5.4%)	73,977	52.8%
Other assets	543,948	505,254	7.7%	457,892	18.8%

Total assets	$20,755,772	$20,520,136	1.1%	$15,502,556	33.9%

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,250,482	$2,347,611	(4.1%)	$1,822,716	23.5%
Interest-bearing deposits, excluding Brokered CDs	9,356,368	10,077,069	(7.2%)	7,497,441	24.8%
Brokered CDs	491,781	361,559	36.0%	263,435	86.7%

Total deposits	12,098,631	12,786,239	(5.4%)	9,583,592	26.2%
Short-term borrowings	2,775,508	2,926,716	(5.2%)	2,588,103	7.2%
Long-term funding	3,690,453	2,604,540	41.7%	1,827,326	102.0%
Accrued expenses and other liabilities	176,062	185,222	(4.9%)	124,641	41.3%

Total liabilities	18,740,654	18,502,717	1.3%	14,123,662	32.7%
Stockholders’ Equity
Preferred stock	—	—		—
Common stock	1,280	1,300	(1.5%)	1,105	15.8%
Surplus	1,062,702	1,127,205	(5.7%)	584,853	81.7%
Retained earnings	938,309	858,847	9.3%	791,432	18.6%
Accumulated other comprehensive income	22,269	41,205	(46.0%)	15,305	45.5%
Deferred compensation	(3,814)	(2,122)	79.7%	(1,981)	92.5%
Treasury stock, at cost	(5,628)	(9,016)	(37.6%)	(11,820)	(52.4%)

Total stockholders’ equity	2,015,118	2,017,419	(0.1%)	1,378,894	46.1%

Total liabilities and stockholders’ equity	$20,755,772	$20,520,136	1.1%	$15,502,556	33.9%

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended,			For The Six Months Ended,
	June 30,			June 30,
(in thousands, except per share amounts)	2005	2004	% Change	2005	2004	% Change

Interest Income
Interest and fees on loans	$213,420	$137,449	55.3%	$413,729	$272,701	51.7%
Interest and dividends on investment securities and deposits with other financial institutions
Taxable	41,834	30,767	36.0%	82,868	61,799	34.1%
Tax-exempt	9,507	10,267	(7.4%)	19,230	20,502	(6.2%)
Interest on federal funds sold and securities purchased under agreements to resell	182	68	167.6%	264	95	177.9%

Total interest income	264,943	178,551	48.4%	516,091	355,097	45.3%
Interest Expense
Interest on deposits	48,087	26,656	80.4%	92,520	54,210	70.7%
Interest on short-term borrowings	21,731	7,241	200.1%	38,900	13,780	182.3%
Interest on long-term funding	28,451	12,775	122.7%	52,089	26,153	99.2%

Total interest expense	98,269	46,672	110.6%	183,509	94,143	94.9%

Net Interest Income	166,674	131,879	26.4%	332,582	260,954	27.4%
Provision for loan losses	3,671	5,889	(37.7%)	5,998	11,065	(45.8%)

Net interest income after provision for loan losses	163,003	125,990	29.4%	326,584	249,889	30.7%
Noninterest Income
Trust service fees	8,967	8,043	11.5%	17,295	15,911	8.7%
Service charges on deposit accounts	22,215	13,141	69.1%	40,880	25,538	60.1%
Mortgage banking, net	2,376	11,413	(79.2%)	12,260	13,667	(10.3%)
Credit card and other nondeposit fees	8,790	6,074	44.7%	17,901	11,745	52.4%
Retail commissions	15,370	13,162	16.8%	30,075	22,519	33.6%
Bank owned life insurance income	2,311	3,641	(36.5%)	4,479	6,996	(36.0%)
Asset sale gains (losses), net	539	218	N/M	237	440	(46.1%)
Investment securities gains (losses), net	1,491	(569)	N/M	1,491	1,362	9.5%
Other	6,367	2,742	132.2%	15,181	5,874	158.4%

Total noninterest income	68,426	57,865	18.3%	139,799	104,052	34.4%
Noninterest Expense
Personnel expense	66,934	53,612	24.8%	139,919	105,888	32.1%
Occupancy	9,374	6,864	36.6%	19,262	14,336	34.4%
Equipment	4,214	2,878	46.4%	8,232	5,877	40.1%
Data processing	6,728	6,128	9.8%	13,021	11,801	10.3%
Business development and advertising	4,153	4,057	2.4%	8,092	6,714	20.5%
Stationery and supplies	1,644	1,429	15.0%	3,488	2,655	31.4%
Other intangible amortization	2,292	934	145.4%	4,286	1,716	149.8%
Other	20,995	16,085	30.5%	41,276	29,884	38.1%

Total noninterest expense	116,334	91,987	26.5%	237,576	178,871	32.8%

Income before income taxes	115,095	91,868	25.3%	228,807	175,070	30.7%
Income tax expense	37,059	27,363	35.4%	73,301	51,005	43.7%

Net Income	$78,036	$64,505	21.0%	$155,506	$124,065	25.3%

Earnings Per Share:
Basic	$0.60	$0.59	1.7%	$1.20	$1.13	6.2%
Diluted	$0.60	$0.58	3.4%	$1.19	$1.11	7.2%
Average Shares Outstanding:
Basic	128,990	110,116	17.1%	129,383	110,205	17.4%
Diluted	130,463	111,520	17.0%	130,868	111,647	17.2%

N/M — Not meaningful.

Consolidated Statements of Income (Unaudited) - Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	2Q05	1Q05	4Q04	3Q04	2Q04
Interest Income
Interest and fees on loans	$213,420	$200,309	$179,612	$142,389	$137,449
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	41,834	41,034	37,631	31,590	30,767
Tax-exempt	9,507	9,723	10,047	10,255	10,267
Interest on federal funds sold and securities purchased under agreements to resell	182	82	260	241	68

Total interest income	264,943	251,148	227,550	184,475	178,551
Interest Expense
Interest on deposits	48,087	44,433	36,835	27,191	26,656
Interest on short-term borrowings	21,731	17,169	14,898	10,262	7,241
Interest on long-term funding	28,451	23,638	17,360	13,806	12,775

Total interest expense	98,269	85,240	69,093	51,259	46,672

Net Interest Income	166,674	165,908	158,457	133,216	131,879
Provision for loan losses	3,671	2,327	3,603	—	5,889

Net interest income after provision for loan losses	163,003	163,581	154,854	133,216	125,990
Noninterest Income
Trust service fees	8,967	8,328	8,107	7,773	8,043
Service charges on deposit accounts	22,215	18,665	16,943	13,672	13,141
Mortgage banking, net	2,376	9,884	6,046	618	11,413
Credit card and other nondeposit fees	8,790	9,111	8,183	6,253	6,074
Retail commissions	15,370	14,705	12,727	11,925	13,162
Bank owned life insurance income	2,311	2,168	2,525	3,580	3,641
Asset sale gains (losses), net	539	(302)	432	309	218
Investment securities gains (losses), net	1,491	—	(719)	(6)	(569)
Other	6,367	8,814	4,793	3,034	2,742

Total noninterest income	68,426	71,373	59,037	47,158	57,865
Noninterest Expense
Personnel expense	66,934	72,985	65,193	53,467	53,612
Occupancy	9,374	9,888	8,297	6,939	6,864
Equipment	4,214	4,018	3,855	3,022	2,878
Data processing	6,728	6,293	5,966	5,865	6,128
Business development and advertising	4,153	3,939	4,271	3,990	4,057
Stationery and supplies	1,644	1,844	1,567	1,214	1,429
Other intangible amortization	2,292	1,994	1,699	935	934
Other	20,995	20,281	19,119	13,599	16,085

Total noninterest expense	116,334	121,242	109,967	89,031	91,987

Income before income taxes	115,095	113,712	103,924	91,343	91,868
Income tax expense	37,059	36,242	33,069	27,977	27,363

Net Income	$78,036	$77,470	$70,855	$63,366	$64,505

Earnings Per Share:
Basic	$0.60	$0.60	$0.57	$0.58	$0.59
Diluted	$0.60	$0.59	$0.57	$0.57	$0.58
Average Shares Outstanding:
Basic	128,990	129,781	123,509	110,137	110,116
Diluted	130,463	131,358	125,296	111,699	111,520

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share & full time equivalent
employee data)	YTD 2005	YTD 2004	2nd Qtr 2005	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004
Summary of Operations
Net interest income	332,582	260,954	166,674	165,908	158,457	133,216	131,879
Provision for loan losses	5,998	11,065	3,671	2,327	3,603	—	5,889
Asset sale gains (losses), net	237	440	539	(302)	432	309	218
Investment securities gains (losses), net	1,491	1,362	1,491	—	(719)	(6)	(569)
Noninterest income (excluding securities & asset gains)	138,071	102,250	66,396	71,675	59,324	46,855	58,216
Noninterest expense	237,576	178,871	116,334	121,242	109,967	89,031	91,987
Income before income taxes	228,807	175,070	115,095	113,712	103,924	91,343	91,868
Income taxes	73,301	51,005	37,059	36,242	33,069	27,977	27,363
Net income	155,506	124,065	78,036	77,470	70,855	63,366	64,505
Taxable equivalent adjustment	12,396	12,791	6,174	6,222	6,342	6,395	6,387

Per Common Share Data (1)
Net income:
Basic	$1.20	$1.13	$0.60	$0.60	$0.57	$0.58	$0.59
Diluted	1.19	1.11	0.60	0.59	0.57	0.57	0.58
Dividends	0.5200	0.4767	0.2700	0.2500	0.2500	0.2500	0.2500
Market Value:
High	$33.89	$30.37	$33.89	$33.50	$34.85	$32.19	$30.13
Low	30.11	27.09	30.11	30.60	32.08	28.81	27.09
Close	33.58	29.63	33.58	31.23	33.23	32.07	29.63
Book value	15.77	12.53	15.77	15.61	15.55	13.18	12.53

Performance Ratios (annualized)
Earning assets yield	5.60%	5.11%	5.71%	5.51%	5.31%	5.14%	5.09%
Interest-bearing liabilities rate	2.27%	1.55%	2.42%	2.13%	1.85%	1.64%	1.53%
Net interest margin	3.65%	3.80%	3.63%	3.68%	3.74%	3.76%	3.80%
Return on average assets	1.53	1.62	1.52	1.54	1.49	1.60	1.67
Return on average equity	15.47	18.12	15.41	15.52	15.46	17.76	18.87
Return on tangible average equity (2)	24.00	22.13	23.88	24.13	22.47	21.69	23.15
Efficiency ratio (3)	49.18	47.57	48.63	49.73	49.07	47.75	46.82
Effective tax rate	32.04	29.13	32.20	31.87	31.82	30.63	29.78
Dividend payout ratio (4)	43.33	42.18	45.00	41.67	43.86	43.10	42.37

Average Balances
Assets	$20,521,530	$15,379,641	$20,574,770	$20,467,698	$18,956,445	$15,730,451	$15,498,005
Earning assets	18,837,181	14,333,135	18,916,921	18,756,555	17,437,618	14,688,914	14,480,701
Interest-bearing liabilities	16,173,550	12,157,368	16,207,719	16,139,002	14,761,878	12,381,407	12,231,733
Loans	14,031,228	10,559,476	14,084,246	13,977,621	12,858,394	10,708,701	10,685,542
Deposits	12,213,580	9,643,509	12,069,719	12,359,040	11,658,646	9,621,557	9,701,945
Stockholders’ equity	2,027,615	1,376,718	2,030,929	2,024,265	1,822,715	1,419,600	1,374,632
Stockholders’ equity / assets	9.88%	8.95%	9.87%	9.89%	9.62%	9.02%	8.87%

At Period End
Assets			$20,755,772	$20,502,442	$20,520,136	$16,135,761	$15,502,556
Loans			14,054,345	13,923,196	13,881,887	10,830,627	10,556,603
Allowance for loan losses			190,024	189,917	189,762	175,007	177,980
Goodwill			679,993	679,993	679,993	232,564	232,528
Mortgage servicing rights, net			74,103	78,182	76,247	45,555	48,735
Other intangible assets			38,907	41,199	43,193	24,308	25,242
Deposits			12,098,631	12,193,904	12,786,239	9,677,273	9,583,592
Stockholders’ equity			2,015,118	2,025,071	2,017,419	1,453,465	1,378,894
Stockholders’ equity / assets			9.71%	9.88%	9.83%	9.01%	8.89%
Tangible equity / tangible assets (5)			6.47%	6.59%	6.54%	7.54%	7.35%
Shares outstanding, end of period			127,818	129,697	129,770	110,281	110,048
Shares repurchased during period			2,111	411	376	—	205
Average per share cost of shares repurchased during period			$33.10	$32.76	$33.25	$—	$27.93
Year-to-date shares repurchased during period			2,522	411	1,073	697	697
YTD average per share cost of shares repurchased during period			$33.05	$32.76	$30.43	$28.91	$28.91

Selected trend information
Average full time equivalent employees			4,889	5,132	4,746	3,979	4,010
Trust assets under management, at market value			$4,800,000	$4,700,000	$4,600,000	$4,400,000	$4,300,000
Mortgage loans originated for sale			385,677	337,406	427,951	253,917	579,020
Portfolio serviced for others			9,479,000	9,528,000	9,543,000	6,011,000	6,010,000
Mortgage servicing rights, net / Portfolio serviced for others			0.78%	0.82%	0.80%	0.76%	0.81%

(1)	Per share data adjusted retroactively for stock splits and stock dividends.

(2)	Return on tangible average equity = Net income divided by average equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(3)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

(4)	Ratio is based upon basic earnings per share.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets. This is a non-GAAP financial measure.

Financial Summary and Comparison
Associated Banc-Corp	Three months ended			Six months ended
	June 30,			June 30,
(in thousands)	2005	2004	% Change	2005	2004	% Change
Allowance for Loan Losses
Beginning balance	$189,917	$177,717	6.9%	$189,762	$177,622	6.8%
Provision for loan losses	3,671	5,889	(37.7%)	5,998	11,065	(45.8%)
Charge offs	(5,650)	(6,660)	(15.2%)	(11,333)	(12,722)	(10.9%)
Recoveries	2,086	1,034	101.7%	5,597	2,015	177.8%

Net charge offs	(3,564)	(5,626)	(36.7%)	(5,736)	(10,707)	(46.4%)

Ending Balance	$190,024	$177,980	6.8%	$190,024	$177,980	6.8%

Credit Quality			2Q05 vs 1Q05				2Q05 vs 2Q04
	June 30, 2005	Mar 31, 2005	% Change	Dec 31, 2004	Sept 30, 2004	June 30, 2004	% Change

Nonaccrual loans	$109,698	$99,835	9.9%	$112,761	$81,124	$80,622	36.1%
Loans 90 or more days past due and still accruing	2,806	3,068	(8.5%)	2,153	10,309	5,207	(46.1%)
Restructured loans	35	36	(2.8%)	37	39	40	(12.5%)

Total nonperforming loans	112,539	102,939	9.3%	114,951	91,472	85,869	31.1%
Other real estate owned	3,685	4,019	(8.3%)	3,915	4,526	6,613	(44.3%)

Total nonperforming assets	116,224	106,958	8.7%	118,866	95,998	92,482	25.7%

Provision for loan losses	3,671	2,327	57.8%	3,603	—	5,889	(37.7%)
Net charge offs	3,564	2,172	64.1%	3,598	2,973	5,626	(36.7%)
Allowance for loan losses / loans	1.35%	1.36%		1.37%	1.62%	1.69%
Allowance for loan losses / nonperforming loans	168.85	184.49		165.08	191.32	207.27
Nonperforming loans / total loans	0.80	0.74		0.83	0.84	0.81
Nonperforming assets / total assets	0.56	0.52		0.58	0.59	0.60
Net charge offs / average loans (annualized)	0.10	0.06		0.11	0.11	0.21
Year-to-date net charge offs / average loans	0.08	0.06		0.15	0.17	0.20

Period End Loan Composition			2Q05 vs 1Q05				2Q05 vs 2Q04
	June 30, 2005	Mar 31, 2005	% Change	Dec 31, 2004	Sept 30, 2004	June 30, 2004	% Change

Commercial, financial & agricultural	$3,086,737	$2,852,462	8.2%	$2,803,333	$2,479,764	$2,247,779	37.3%
Real estate — construction	1,640,941	1,569,013	4.6%	1,459,629	1,152,990	1,118,284	46.7%
Commercial real estate	3,650,491	3,813,465	(4.3%)	3,933,131	3,242,009	3,292,783	10.9%
Lease financing	53,270	50,181	6.2%	50,718	49,423	48,979	8.8%

Commercial	8,431,439	8,285,121	1.8%	8,246,811	6,924,186	6,707,825	25.7%
Home equity (a)	1,806,236	1,744,676	3.5%	1,866,485	1,290,436	1,231,077	46.7%
Installment	1,025,621	1,048,510	(2.2%)	1,054,011	672,806	666,305	53.9%

Retail	2,831,857	2,793,186	1.4%	2,920,496	1,963,242	1,897,382	49.3%
Residential mortgage	2,791,049	2,844,889	(1.9%)	2,714,580	1,943,199	1,951,396	43.0%

Total loans	$14,054,345	$13,923,196	0.9%	$13,881,887	$10,830,627	$10,556,603	33.1%

(a) Home equity includes home equity lines and residential mortgage junior liens.

Period End Deposit Composition			2Q05 vs 1Q05				2Q05 vs 2Q04
	June 30, 2005	Mar 31, 2005	% Change	Dec 31, 2004	Sept 30, 2004	June 30, 2004	% Change

Demand	$2,250,482	$2,156,592	4.4%	$2,347,611	$1,867,905	$1,822,716	23.5%
Savings	1,117,922	1,137,120	(1.7%)	1,116,158	936,975	948,755	17.8%
Interest-bearing demand	2,227,188	2,485,548	(10.4%)	2,854,880	2,334,072	2,355,287	(5.4%)
Money market	2,094,796	2,112,490	(0.8%)	2,083,717	1,516,423	1,477,513	41.8%
Brokered CDs	491,781	218,111	125.5%	361,559	186,326	263,435	86.7%
Other time deposits	3,916,462	4,084,043	(4.1%)	4,022,314	2,835,572	2,715,886	44.2%

Total deposits	$12,098,631	$12,193,904	(0.8%)	$12,786,239	$9,677,273	$9,583,592	26.2%

Net Interest Income Analysis - Taxable Equivalent Basis
Associated Banc-Corp	Six months ended June 30, 2005			Six months ended June 30, 2004
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$8,328,884	$241,201	5.76%	$6,608,371	$160,794	4.82%
Residential mortgage	2,857,510	79,361	5.56	2,072,470	58,410	5.64
Retail	2,844,834	94,025	6.64	1,878,635	53,986	5.77

Total loans	14,031,228	414,587	5.90	10,559,476	273,190	5.15
Investments and other	4,805,953	113,900	4.74	3,773,659	94,698	5.02

Total earning assets	18,837,181	528,487	5.60	14,333,135	367,888	5.11
Other assets, net	1,684,349			1,046,506

Total assets	$20,521,530			$15,379,641

Interest-bearing liabilities:
Savings deposits	$1,126,486	$2,053	0.37%	$918,775	$1,684	0.37%
Interest-bearing demand deposits	2,475,344	13,423	1.09	2,380,375	9,571	0.81
Money market deposits	2,111,396	16,682	1.59	1,537,955	5,952	0.78
Time deposits, excluding Brokered CDs	4,038,479	56,151	2.80	2,880,996	35,739	2.49

Total interest-bearing deposits, excluding Brokered CDs	9,751,705	88,309	1.83	7,718,101	52,946	1.38
Brokered CDs	301,901	4,211	2.81	206,527	1,264	1.23

Total interest-bearing deposits	10,053,606	92,520	1.86	7,924,628	54,210	1.38
Wholesale funding	6,119,944	90,989	2.96	4,232,740	39,933	1.87

Total interest-bearing liabilities	16,173,550	183,509	2.27	12,157,368	94,143	1.55
Noninterest-bearing demand	2,159,974			1,718,881
Other liabilities	160,391			126,674
Stockholders’ equity	2,027,615			1,376,718

Total liabilities and stockholders’ equity	$20,521,530			$15,379,641

Net interest income and rate spread (1)		$344,978	3.33%		$273,745	3.56%

Net interest margin (1)			3.65%			3.80%
Taxable equivalent adjustment		$12,396			$12,791

	Three months ended June 30, 2005			Three months ended June 30, 2004
	Average	Interest	Average	Average	Interest	Average
	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$8,391,627	125,299	5.91%	$6,684,527	81,007	4.80%
Residential mortgage	2,877,900	39,942	5.55	2,103,558	29,301	5.58
Retail	2,814,719	48,648	6.92	1,897,457	27,367	5.79

Total loans	14,084,246	213,889	6.04	10,685,542	137,675	5.13
Investments and other	4,832,675	57,228	4.74	3,795,159	47,263	4.98

Total earning assets	18,916,921	271,117	5.71	14,480,701	184,938	5.09
Other assets, net	1,657,849			1,017,304

Total assets	$20,574,770			$15,498,005
Interest-bearing liabilities:
Savings deposits	$1,133,629	$1,041	0.37%	$939,025	$843	0.36%
Interest-bearing demand deposits	2,349,997	6,677	1.14	2,396,737	4,871	0.82
Money market deposits	2,106,829	9,287	1.77	1,498,900	2,790	0.75
Time deposits, excluding Brokered CDs	4,005,390	28,903	2.89	2,824,920	17,327	2.47

Total interest-bearing deposits, excluding Brokered CDs	9,595,845	45,908	1.92	7,659,582	25,831	1.36
Brokered CDs	285,456	2,179	3.06	268,709	825	1.24

Total interest-bearing deposits	9,881,301	48,087	1.95	7,928,291	26,656	1.35
Wholesale funding	6,326,418	50,182	3.14	4,303,442	20,016	1.85

Total interest-bearing liabilities	16,207,719	98,269	2.42	12,231,733	46,672	1.53
Noninterest-bearing demand	2,188,418			1,773,654
Other liabilities	147,704			117,986
Stockholders’ equity	2,030,929			1,374,632

Total liabilities and stockholders’ equity	$20,574,770			$15,498,005

Net interest income and rate spread (1)		$172,848	3.29%		$138,266	3.56%

Net interest margin (1)			3.63%			3.80%
Taxable equivalent adjustment		$6,174			$6,387

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.